VOID AFTER 5:00 P.M. EASTERN TIME, ON         , 1996.

THE WARRANT REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR AN OPINION OF COUNSEL TO THE COMPANY IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION AND THE PROVISIONS OF THIS WARRANT ARE COMPLIED WITH.

                        MEDMARCO INC.

                   (a Georgia corporation)

  Warrant for the purchase of 7500 Shares of Common Stock
                  par value $.001 per share

     FOR VALUE RECEIVED, MEDMARCO INC. (the "Company"), a Georgia
corporation, hereby certifies that . . . . . . . . . . . , or assigns (the
("Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Company at any time, or from time to time during the period commencing on the date hereof and expiring at 5:00 p.m. Eastern
Time, on . . . . . . . . ,1996 (the "Expiration Date"), up to seventy-five hundred (7,500) fully paid and non-assessable shares of Common Stock at a price equal to $1.65 per share (the "Exercise Price").

     The term "Common Stock" means the Common Stock, par value $.001 per share, of the Company as constituted on March 31, 1993 (the "Base Date"), together with any other equity securities that may be issued by the Company in respect thereof or in substitution therefor. The exercise price and/or the number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable or delivered upon such exercise, as adjusted from time to time, are hereinafter referred to as "Warrant Stock".

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate, and (in the case of loss, theft or destruction) of satisfactory indemnification, and upon surrender and cancellation of this Warrant certificate, if mutilated, the Company shall execute and deliver a new Warrant certificate of like tenor and date.

     1. Exercise of Warrant. This Warrant may be exercised, subject to the requirements set forth below, in whole, or in part, at any time during the period commencing on the date one year from the date hereof and expiring 5:00 p.m. Eastern Time on the Expiration Date set forth above, or, if such day is a day on which banking institutions in Las Vegas, Nevada are authorized by law to close, then on the next succeeding day that shall not be such a day, by presentation and surrender of this Warrant certificate to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the aggregate Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant certificate for cancellation, execute and deliver a new Warrant certificate evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant certificate, together with the Exercise Price, at its office, or by the stock transfer agent of the Company at its office, if any, in proper form for exercise as described above, together with an agreement to comply with the restrictions on transfer and related covenants contained herein and a representation as to investment intent and any other matter required by counsel to the Company, signed by the Holder (and if other than the original Holder accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Warrant), the Holder shall be deemed to be the holder of record for the shares of Common Stock issuable upon such exercise, even if the stock transfer books of the Company shall then be closed or certificates representing such shares of Common Stock shall not have been delivered to the Holder. The Holder shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant. The Company shall promptly thereafter issue certificate(s) evidencing the Common Stock so purchased.

     2. Reservation of Shares. The Company shall at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and other securities) from time to time receivable upon exercise of this Warrant. All such shares (and other securities) shall be duly authorized and, when issued upon exercise, shall be validly issued, fully paid and non-assessable.

     3. No Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall pay the Holder an amount equal to the fair market value of such fractional share of Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant. For purposes of this Warrant, the fair market value of a share of common Stock shall equal the closing sale price (or if not available the average of the closing bid and asked prices) on the business day prior to exercise of this Warrant, or, if the Common Stock is then not publicly traded, then the price determined in good faith by the Board of Directors of the Company.

     4.   Transfer.

          (a) Securities Laws. Neither this Warrant nor the Warrant Stock issuable upon the exercise hereof has been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws and unless so registered may not be transferred, sold, pledged, hypothecated or otherwise disposed of unless an exemption from such registration is available. In the event Holder desires to transfer this Warrant or any of the Warrant Stock issued, the Holder must give the Company prior written notice of such proposed transfer including the name and address of the proposed transferee. Such transfer may be made only either (i) upon registration of the Warrants pursuant to the Securities Act of 1933 and applicable state securities laws; or (ii) upon publication by the Securities and Exchange Commission (the "Commission") of a ruling, interpretation, opinion or "no action letter" based upon facts presented to said Commission, or (iii) upon receipt by the Company of an opinion of counsel to the Company, in either case to the effect that the proposed transfer will not violate the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated under either such act.

          (b) Conditions to Transfer. Prior to any such proposed transfer, and as a condition thereto, if such transfer is not made pursuant to an effective registration statement under the Securities Act, the Holder will, if requested by the Company, deliver to the Company (i) an investment covenant signed by the proposed transferee, (ii) an agreement by such transferee to the impression of the restrictive investment legend set forth herein on the certificate or certificates representing the securities acquired by such transferee, (iii) an agreement by such transferee that the Company may place a "stop transfer order" with its transfer agent or registrar, and (iv) an agreement by the transferee to indemnify the Company to the same extent as set forth in the next succeeding paragraph.

          (c) Indemnity. The Holder acknowledges that the Holder understands the meaning and legal consequences of this Section 4, and the Holder hereby agrees to indemnify and hold harmless the Company, its representatives and each officer and director thereof from and against any and all loss, damage or liability (including all attorney's fees and costs incurred in enforcing this indemnity provision) due to or arising out of (a) the inaccuracy of any representation or the breach of any warranty of the Holder contained in, or any other breach of, this Warrant, (b) any transfer of any of this Warrant or the Warrant Stock in violation of the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated under either of such acts, (c) any transfer of this Warrant or any of the Warrant Stock not in accordance with this Warrant or (d) any untrue statement or omission to state any material fact in connection with the investment representations or with respect to the facts and representations supplied by the Holder to counsel to the Company upon which its opinion as to a proposed transfer shall have been based.

          (d) Transfer. Except as restricted hereby, this Warrant and the Warrant Stock issued may be transferred by the Holder in whole or in part at any time or from time to time. Upon surrender of this Warrant certificate to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, and upon compliance with the foregoing provisions, the Company shall, without charge, execute and deliver a new Warrant certificate in the name of the assignee named in such instrument of assignment, and this Warrant certificate shall promptly be cancelled. Any assignment, transfer, pledge, hypothecation or other disposition of this Warrant attempted contrary to the provisions of this Warrant, or any levy of execution, attachment or other process attempted upon this Warrant, shall be null and void and without effect.

     5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

     6.   Anti-Dilution Provisions.

          (a) Stock Splits, Dividends, Etc. (i) If the Company shall at any time subdivide its outstanding shares of Common Stock (or other securities at the time receivable upon the exercise of the Warrant) by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Voting Common Stock to its stockholders, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time combine the outstanding shares of Voting Common Stock by recapitalization, reclassification or combination shall be proportionately decreased. Any such adjustment and adjustment to the Exercise Price pursuant to this Section 6 shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor; (ii) Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this Section 6, the Exercise Price shall be adjusted to the nearest cent by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

          (b)  Adjustment for Reorganization, Consolidation, Merger,
     Etc. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) after the Base Date or in case after such date the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property received upon the exercise of this Warrant after such consummation. The Exercise Price shall also be adjusted in the event, if the Company undertakes a public offering of its Common Stock, the initial public offering price per share of such Common Stock shall be greater or less than $5.00 per share. The adjustment shall be made such that difference between (i) the exercise price multiplied by the number of shares of Warrant Stock to be purchased and (ii) the initial public offering price of the shares sold to the public multiplied by the number of shares of Warrant Stock subject to exercise of the Warrant, is equal to the principal amount of the loan made to the Company by the original Holder of the Warrant.

          (c) Certificate as to Adjustments. In each case of an adjustment in the number of shares of Common Stock receivable on the exercise of this Warrant, the Company at its expense shall promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate executed by an officer of the Company setting forth such adjustment and showing the facts upon which such adjustment is based. The Company shall forthwith mail a copy of each such certificate to each Holder.

          (d)  Notices of Record Date, Etc.  In case:

          (i) the Company shall take a record of the holders of its Common Stock (or other securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or

          (ii) of any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company shall mail or cause to be mailed to each Holder a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the date therein specified, and this Warrant may be exercised prior to said date during the term of the Warrant.

          (e)  Threshold for Adjustments.  Anything in paragraph 6(a) or
     (b) to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment until the cumulative resulting adjustment in the Exercise Price shall have required a change of the Exercise Price by at least $.05 per share, but when the cumulative net effect of more than one adjustment so determined shall be to change the Exercise Price by at least $.05 per share, such full change in the Exercise Price shall thereupon be given effect. No adjustment shall be made by reason of the issuance of shares upon conversion rights, stock issuance rights or similar rights currently outstanding or any change in the number of treasury shares held by the Company.

          (f) Adjustment by Underwriter, Etc. The Holder will cooperate with the Company in the event reformation or amendment of this Warrant and the terms of its exercise shall be required in good faith by the underwriter(s) of a public offering of the Company's Common Stock or in order to satisfy the requirements of the Securities and Exchange Commission, federal or state securities laws or the National Association of Securities Dealers, as the case may be.

     7. Legend and Stop Transfer Orders. Unless the shares of Warrant Stock have been registered under the Securities Act, upon exercise of this Warrant and the issuance of any of the shares of Warrant Stock, the Company shall instruct its transfer agent to enter stop transfer orders with respect to such shares, and all certificates representing shares of Warrant Stock shall bear on the face thereof substantially the following legend, insofar as is consistent with Georgia law:

     "The shares of common stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of unless registered pursuant to the provisions of that Act or an opinion of counsel to the company is obtained stating that such disposition is in compliance with an available exemption from such registration."

     8. Registration. Upon demand of holders of a majority of the Warrants (or underlying Common Stock issued upon the exercise thereof) including this Warrant issued concurrently herewith, at any time after one year after the closing of an initial public offering of the Company's securities registered under the Securities Act of 1933, as amended, the Company shall, on one occasion, register for sale under such Act the Warrant Stock and the stock underlying such Warrants, provided the same may not then be sold under Rule 144 under such Act, and provided, further, that upon receipt of such demand, the Company shall have the option to redeem Warrants not yet exercised at a price calculated as follows: (a) the difference between the average closing bid price of the Company's Common Stock on the ten (10) trading days prior to receipt of such demand minus the Exercise Price of the Warrant, multiplied by (b) the number of shares covered by the Warrant. Such option shall be exercised by notice thereof to Warrant holders and the closing of such redemption shall be held within 20 business days of such notice.

     9. Notices. All notices required hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) the next business day when sent by nationally recognized overnight courier service procuring a return receipt, or (c) within three business days after mailing when mailed by certified or registered mail, return receipt requested, to the Company at 3261 South Highland Dr. #613, Las Vegas, Nevada 89109,
Attention: President, with a copy to Minter & Case, 1527 North Broadway, Wichita, Kansas 67201-0367, Attention: Robert Minter, Esq., or to the Holder at his address on the Company's records or at such other address of which the company or Holder has been advised by notice hereunder.

     10. Applicable Law. This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Georgia.

     11. Miscellaneous. This Warrant represents the entire agreement of the Company with respect to the subject matter hereof and may be changed only by a written agreement executed by the Company and the Holder.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the . . . . . day of . . . . . . . . . . . . ., 1993.

                                   MEDMARCO, INC.



                                   By: James C. McNees, President